Exhibit 99.1

Headquarters 3000 Riverchase Galleria Suite 1700 Birmingham, AL 35244 USA

www.walterenergy.com

Press Release

Walter Energy Announces Third Quarter 2011 Results

•            Produces 2.3 Million Metric Tons of Metallurgical Coal; Sales of 2.2 Million Metric Tons

•            Revenue of $690.1 Million, Net Income of $76.2 Million,  Diluted Earnings Per Share of $1.21, and EBITDA of $198.6 Million

•            Sets Strong Fourth Quarter Targets for Production, Income, and Earnings Expectations

•            Prepays $50 Million in Term Debt

BIRMINGHAM, Ala., - Nov. 2, 2011 - Walter Energy, Inc. (NYSE: WLT) (TSX: WLT), the world’s leading, publicly traded “pure play” producer of metallurgical coal for the global steel industry, today announced results for the third quarter ended Sept. 30, 2011.

During the third quarter 2011, Walter Energy produced 2.3 million metric tons of metallurgical coal, consisting of 1.7 million tons of hard coking coal and 0.6 million metric tons of low-vol PCI.  In addition, the Company produced 1.4 million metric tons of thermal coal during the third quarter 2011.

Walter Energy generated operating income of $148.7 million, net income of $76.2 million and diluted earnings per share of $1.21 per share for the third quarter 2011. In the third quarter 2010, Walter Energy’s results excluded the Apr. 1, 2011, impact from the acquisition of Western Coal Corp. and were $207.8 million in operating income, $136.2 million in net income, and $2.55 in diluted earnings per share.

“Walter Energy’s third quarter financial results were slightly above our expectations for operating income, net income and earnings per share. Consolidated revenues were $690 million, driven by lower volumes than expected, primarily within Canada.  The impact of lower volumes was partially offset by higher average pricing,” said Walt Scheller, chief executive officer. “At Mine No. 7 in Alabama, production is increasing and we are now out of the area where the geological squeeze has more recently constrained our cutting rates. I am also pleased to report that we expect production from the new longwall panel at Mine No. 7 within the next few days. The early start of this new longwall will help us accomplish record fourth quarter hard coking coal production in the U.S.”

Consolidated revenues for the third quarter 2011 totaled $690.1 million and consisted of $467.1 million from the U.S. segment, $222.7 million from the Canada and U.K. segment, and $0.3 million from the Corporate and Other segment. The consolidated average net selling price for hard coking coal increased to $263 per metric ton in the third quarter of 2011, up from $243 in the second quarter 2011. The U.S. segment average net selling price increased to $259 per metric ton in the third quarter, up from $237 in the second quarter 2011. In the Canadian and U.K. operations, the average net selling price for hard coking coal increased to $277 per metric ton, up from $262 in the second quarter 2011.

The consolidated average cash cost per ton was $132 per metric ton for hard coking coal, $143 per metric ton for low-vol PCI, and $64 per metric ton for thermal. On a consolidated basis, cash margins per metric ton were $131 in the third quarter for hard coking coal, $66 per metric ton for PCI, and approximately $8 per metric ton for thermal.

The consolidated operating income of $148.7 million consisted of $112.9 million from the U.S. segment, $50.2 million from the Canada and U.K. segment, and $14.4 million in operating losses from the Corporate and Other segment. Consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) was $198.6 million in the third quarter of 2011 as compared with $233.7 million in the third quarter 2010.

Liquidity and Capital Expenditures

As of Sept. 30, 2011, the Company had available liquidity of approximately $489.6 million consisting of cash, cash equivalents, and marketable securities of $185.1 million, plus $ 304.5 million available under the Company’s $375 million credit revolver. Capital expenditures for the quarter were $157 million. In addition, the Company prepaid $50 million in term debt on Oct. 31, 2011.

Fourth Quarter Guidance

The Company currently anticipates consolidated sales of hard coking coal to be within the range of 2.1 million and 2.3 million metric tons, and production of hard coking coal in the fourth quarter to be within the range of 2.2 million and 2.4 million metric tons. Sales of low-vol PCI are expected to be in the range of 450 thousand and 530 thousand metric tons, and production of low-vol PCI is expected to be in the range of 580 thousand and 650 thousand metric tons. In addition, fourth quarter operating income is expected to be between $190 million and $230 million, net income between $120 million and $150 million, and earnings per share between $1.91 and $2.39.

Expanded Disclosure and Use of Non-GAAP Measures

This release contains the use of certain non-GAAP (U.S. Generally Accepted Accounting Principles) measures such as “adjusted earnings per diluted share” and “adjusted net income” as well as EBITDA. These non-GAAP measures are provided as supplemental to, and not as replacement of, nor equal to, financial measures prepared in accordance with GAAP. Management feels that these non-GAAP measures provide additional insights into the performance of the Company that they believe are helpful to investors and they reflect how management analyzes Company performance and compares that performance against other companies. A reconciliation of non-GAAP to GAAP measures is provided in the financial section of this release.

Conference Call Webcast

The Company will hold a live webcast to discuss third quarter results on Thursday, Nov. 3, 2011, at 9:00 a.m. EDT. To listen to the event live or in archive, visit www.walterenergy.com.

About Walter Energy

Walter Energy is the world’s leading, publicly traded “pure play” metallurgical coal producer for the global steel industry. The Company also produces thermal coal and industrial coal, anthracite, metallurgical coke and coal bed methane gas. The Company has strategic access to high-growth steel markets in Asia, South America and Europe. Walter Energy employs approximately 4,400 employees and contractors with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit the company website at www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,”

2

“will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties, and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke, and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing, and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2010 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statements made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

###

Contact:

Paul Blalock

Head - Investor Relations

1 205 745 2627

paul.blalock@walterenergy.com

3

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share and share amounts)

Unaudited

	For the three months
	ended September 30,
	2011 (1)	2010
Revenues:
Sales	$685,052	$460,163
Miscellaneous income	5,017	4,099
	690,069	464,262

Costs and expenses:
Cost of sales (exclusive of depreciation and depletion)	425,487	200,498
Depreciation and depletion	63,046	25,905
Selling, general and administrative (2)	43,122	19,703
Postretirement benefits	9,764	10,369
	541,419	256,475

Operating income	148,650	207,787
Interest expense	(27,642)	(4,179)
Interest income	40	175
Other loss (3)	(13,143)	—
Income from continuing operations before income taxes	107,905	203,783
Income tax expense	31,684	66,811
Income from continuing operations	76,221	136,972
Discontinued operations (4)	—	(757)
Net income	$76,221	$136,215

Basic income per share:
Income from continuing operations	$1.22	$2.59
Discontinued operations	—	(0.02)

Net income	$1.22	$2.57

Weighted average number of shares outstanding (5)	62,413,694	52,919,764

Diluted income per share:
Income from continuing operations	$1.21	$2.57
Discontinued operations	—	(0.02)

Net income	$1.21	$2.55

Weighted average number of diluted shares outstanding (5)	62,758,658	53,392,885

(1)	Includes the results of Western Coal Corp. since the April 1, 2011 date of acquisition as well as the effect of related purchase accounting as detailed within the Supplemental Information exhibits.
(2)	The 2011 third quarter includes $6.1 million of costs associated with the acquisition of Western Coal Corp.
(3)	The 2011 third quarter includes losses on the sale and remeasurement to fair value of equity investments.
(4)	Discontinued operations includes the results of our closed Homebuilding and Kodiak operations for the third quarter 2010.
(5)	The 2011 third quarter weighted average number of shares outstanding includes the issuance of 8,951,558 common shares on April 1, 2011 in connection with the acquisition of Western Coal Corp.

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share and share amounts)

Unaudited

	For the nine months
	ended September 30,
	2011 (1)	2010
Revenues:
Sales	$1,858,343	$1,173,982
Miscellaneous income	13,460	12,951
	1,871,803	1,186,933

Costs and expenses:
Cost of sales (exclusive of depreciation and depletion)	1,106,008	574,095
Depreciation and depletion	180,830	71,959
Selling, general and administrative (2)	132,525	60,453
Postretirement benefits	30,374	31,099
	1,449,737	737,606

Operating income	422,066	449,327
Interest expense	(63,245)	(13,120)
Interest income	356	633
Other income, net (3)	11,360	—
Income from continuing operations before income taxes	370,537	436,840
Income tax expense	105,145	141,063
Income from continuing operations	265,392	295,777
Discontinued operations (4)	—	(1,848)
Net income	$265,392	$293,929

Basic income per share:
Income from continuing operations	$4.45	$5.56
Discontinued operations	—	(0.04)

Net income	$4.45	$5.52

Weighted average number of shares outstanding (5)	59,601,241	53,224,084

Diluted income per share:
Income from continuing operations	$4.43	$5.50
Discontinued operations	—	(0.03)

Net income	$4.43	$5.47

Weighted average number of diluted shares outstanding (5)	59,972,442	53,771,716

(1)	Includes the results of Western Coal Corp since the April 1, 2011 date of acquisition as well as the effect of related purchase accounting as detailed within the Supplemental Information exhibits.
(2)	The 2011 period includes $23.1 million of costs associated with the acquisition of Western Coal Corp.
(3)

The 2011 period includes a gain recognized on April 1, 2011 of $20.6 million as a result of remeasuring to fair value Western shares acquired from Audley Capital in January 2011, partially offset by a net loss on the sale and remeasurment to fair value of our other equity investments.

(4)	Discontinued operations includes the results of our closed Homebuilding and Kodiak operations for the 2010 period.
(5)	The 2011 period weighted average number of shares outstanding includes the issuance of 8,951,558 common shares on April 1, 2011 in connection with the acquisition of Western Coal Corp.

WALTER ENERGY, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT

($ in thousands)

Unaudited

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2011	2010	2011	2010

REVENUES: (1)
U.S. Operations	$467,130	$463,478	$1,381,918	$1,184,783
Canadian and U.K. Operations	222,681	—	488,256	—
Other	258	784	1,629	2,150
Revenues	$690,069	$464,262	$1,871,803	$1,186,933

OPERATING INCOME (LOSS): (1)
U.S. Operations	$112,867	$215,518	$420,511	$477,010
Canadian and U.K. Operations	50,195	—	62,643	—
Other (2)	(14,412)	(7,731)	(61,088)	(27,683)
Operating income	$148,650	$207,787	$422,066	$449,327

DEPRECIATION AND DEPLETION: (1)
U.S. Operations	$46,732	$25,733	$114,170	$71,623
Canadian and U.K. Operations	16,124	—	66,089	—
Other	190	172	571	336
Depreciation and Depletion	$63,046	$25,905	$180,830	$71,959

CAPITAL EXPENDITURES: (1)
U.S. Operations	$41,435	$35,147	$126,543	$76,008
Canadian and U.K. Operations	115,426	—	166,837	—
Other	99	43	(3)	4,222
Capital Expenditures	$156,960	$35,190	$293,377	$80,230

(1)         Beginning in the second quarter of 2011 the Company reports all operations located in the U.S. under the U.S. Operations segment which includes Walter Energy’s historical operating segments of Underground Mining, Surface Mining and Walter Coke along with the West Virginia mining operations acquired through the April 1, 2011 acquisition of Western Coal Corp. The Company reports its mining operations located in northeast British Columbia (Canada) and South Wales (United Kingdom), both acquired through the Western Coal Corp. acquisition, under the Canadian and U.K. Operations segment. The Other segment primarily includes corporate expenses.

(2)         Amounts for the three and nine months ended September 30, 2011 include $6.1 million and $23.1 million, respectively, of costs associated with the April 1, 2011 acquisition of Western.

WALTER ENERGY, INC. AND SUBSIDIARIES

QUARTERLY STATISTICAL RESULTS AND FOURTH QUARTER GUIDANCE BY OPERATING SEGMENT AND MAJOR PRODUCT

(Ton information in thousand metric tons and dollars in USD)

Consolidated Statistical Information by Major Product

	3 months ended September 30, 2011 Actual	3 months ended September 30, 2010 Actual	3 months ended June 30, 2011 Actual	3 months ending December 31, 2011 Guidance
Hard Coking				Low	High
Sales Metric Tons	1,588	1,638	2,023	2,100	2,300
Production Metric Tons	1,678	1,696	1,996	2,230	2,425
Average Net Selling Price	$263.23	$228.94	$242.99	$248.00	$262.00
Average Cash Cost per Ton (1)(2)	$132.14	$83.13	$110.11	$107.00	$122.00

Low Vol PCI
Sales Metric Tons	562	—	645	450	530
Production Metric Tons	587	—	495	580	650
Average Net Selling Price	$209.12	—	$207.92	$190.00	$200.00
Average Cash Cost per Ton (1)(2)	$143.42	—	$142.79	$145.00	$155.00

Thermal
Sales Metric Tons	1,337	269	1,041	965	1,080
Production Metric Tons	1,359	290	914	865	980
Average Net Selling Price	$71.40	$82.39	$73.80	$65.00	$76.00
Average Cash Cost per Ton (1)(2)	$63.58	$68.04	$76.66	$60.00	$71.00

Total All
Sales Metric Tons	3,487	1,907	3,708	3,515	3,910
Production Metric Tons	3,625	1,986	3,404	3,675	4,055
Average Net Selling Price	$180.96	$208.27	$189.41	$190.00	$202.00
Average Cash Cost per Ton (1)(2)	$107.67	$81.00	$106.40	$99.00	$112.00

US Segment Statistical Information by Major Product

	3 months ended September 30, 2011 Actual	3 months ended September 30, 2010 Actual	3 months ended June 30, 2011 Actual	3 months ending December 31, 2011 Guidance
Hard Coking				Low	High
Sales Metric Tons	1,232	1,638	1,546	1,670	1,800
Production Metric Tons	1,307	1,696	1,648	1,800	1,925
Average Net Selling Price	$259.38	$228.94	$237.03	$245.00	$260.00
Average Cash Cost per Ton (1)(2)	$126.03	$83.13	$98.06	$100.00	$115.00

Thermal
Sales Metric Tons	1,302	269	1,014	950	1,050
Production Metric Tons	1,329	290	881	850	950
Average Net Selling Price	$70.35	$82.39	$72.66	$65.00	$75.00
Average Cash Cost per Ton (1)(2)	$61.85	$68.04	$69.77	$60.00	$70.00

Total All
Sales Metric Tons	2,535	1,907	2,560	2,620	2,850
Production Metric Tons	2,637	1,986	2,529	2,650	2,875
Average Net Selling Price	$162.25	$208.27	$171.93	$180.00	$192.00
Average Cash Cost per Ton (1)(2)	$93.06	$81.00	$86.86	$85.00	$98.00

Canada and UK Segment Statistical Information by Major Product

	3 months ended September 30, 2011 Actual	3 months ended September 30, 2010 Actual	3 months ended June 30, 2011 Actual	3 months ending December 31, 2011 Guidance
Hard Coking				Low	High
Sales Metric Tons	356	—	476	430	500
Production Metric Tons	371	—	347	430	500
Average Net Selling Price	$276.56	—	$262.35	$260.00	$270.00
Average Cash Cost per Ton (1)(2)	$153.26	—	$149.23	$135.00	$145.00

Low Vol PCI
Sales Metric Tons	562	—	645	450	530
Production Metric Tons	587	—	495	580	650
Average Net Selling Price	$209.12	—	$207.92	$190.00	$200.00
Average Cash Cost per Ton (1)(2)	$143.42	—	$142.79	$145.00	$155.00

Thermal
Sales Metric Tons	35	—	27	15	30
Production Metric Tons	30	—	33	15	30
Average Net Selling Price	$111.13	—	$116.90	$95.00	$115.00
Average Cash Cost per Ton (1)(2)	$128.70	—	$336.82	$90.00	$105.00

Total All
Sales Metric Tons	952	—	1,148	895	1,060
Production Metric Tons	988	—	875	1,025	1,180
Average Net Selling Price	$230.78	—	$228.38	$222.00	$231.00
Average Cash Cost per Ton (1)(2)	$146.57	—	$150.00	$139.00	$149.00

(1)          Average Cash Cost per Ton is based on reported Cost of Sales and includes items such as freight, royalties, manpower, fuel and other similar production and sales cost items but excludes depreciation, depletion and post retirement benefits. Average Cash Cost per Ton is a non-GAAP financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe Cash Cost per Ton is a useful measure as our management uses that as a measure of performance and we believe it aids some investors and analysts in comparing us against other companies to help analyze our current and future potential performance.

(2)          Reconcilliation of Cash Cost per Ton to Cost of Sales as disclosed (in thousands USD):

	3 months ended September 30, 2011 Actual	3 months ended September 30, 2010 Actual	3 months ended June 30, 2011 Actual
Cash Costs as Calculated from Above (sales tons times average cash cost per ton)	$375,405	$154,503	$394,563
Cash Costs of Other Products	45,285	45,995	44,276
Purchase Accounting One-Time Effects on Cost of Sales	4,797		23,222
Total Cost of Sales	$425,487	$200,498	$462,061

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

Unaudited

	As of
	September 30,	December 31,
	2011 (1) (2)	2010
ASSETS
Cash and cash equivalents	$185,146	$293,410
Receivables, net	252,482	143,238
Inventories	226,566	97,631
Deferred income taxes	42,287	62,371
Prepaid expenses	63,887	28,179
Other current assets	49,238	10,710
Total current assets	819,606	635,539
Mineral interests, net	4,370,073	17,305
Property, plant and equipment, net	1,550,004	772,696
Deferred income taxes	—	149,520
Goodwill	278,425	—
Other long-term assets	153,839	82,705
TOTAL ASSETS	$7,171,947	$1,657,765

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$97,426	$13,903
Accounts payable	137,690	70,692
Accrued expenses	238,001	52,399
Accumulated postretirement benefits obligation	25,692	24,753
Other current liabilities	30,358	32,100
Total current liabilities	529,167	193,847
Long-term debt	2,327,313	154,570
Deferred income taxes	1,395,199	—
Accumulated postretirement benefits obligation	464,710	451,348
Other long-term liabilities	348,236	262,934
TOTAL LIABILITIES	5,064,625	1,062,699
STOCKHOLDERS’ EQUITY	2,107,322	595,066
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,171,947	$1,657,765

(1)

Includes accounts of Western Coal Corp. acquired on April 1, 2011. The purchase price has been preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. A full and detailed valuation of the assets and liabilities is being completed and certain information and analysis remains pending at this time. Accordingly, the allocation is preliminary and is expected to change as additional information becomes available and is assessed by the Company. The impact of such changes may be material.

(2)

In January 2011, we acquired approximately 25.3 million common shares of Western Coal Corp. from funds advised by Audley Capital for $293.7 million in cash. On April 1, 2011 we acquired the remaining common shares of Western Coal Corp. for $3.4 billion, funded through $2.2 billion in long-term debt and the issue of approximately 9.0 million common shares valued at $1.2 billion.

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

($ in thousands)

Unaudited

						Accumulated
			Capital in			Other
		Common	Excess of	Comprehensive	Retained	Comprehensive
	Total	Stock	Par Value	Income	Earnings	Loss

Balance at December 31, 2010	$595,066	$531	$355,540		$411,383	$(172,388)

Comprehensive income:
Net income	265,392			$265,392	265,392
Other comprehensive income:
Change in pension and postretirement benefit plans, net of tax	9,320			9,320		9,320
Change in unrealized loss on investments, net of tax	(1,192)			(1,192)		(1,192)
Change in unrealized loss on hedges, net of tax	(2,147)			(2,147)		(2,147)
Change in foreign currency translation adjustment	(266)			(266)		(266)
Comprehensive income				$271,107

Stock issued upon the exercise of stock options	8,878	3	8,875
Dividends paid, $0.375 per share	(22,236)				(22,236)
Stock-based compensation	7,809		7,809
Excess tax benefit from stock-based compensation arrangements	8,946		8,946
Issuance of common stock in connection with the Western acquisition	1,224,126	90	1,224,036
Replacement stock options and warrants issued in connection with the Western acquisition	18,844	—	18,844
Other	(5,218)	—	(5,218)
Balance at September 30, 2011	$2,107,322	$624	$1,618,832		$654,539	$(166,673)

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

Unaudited

	For the nine months ended September 30,
	2011 (1)	2010

OPERATING ACTIVITIES
Net income	$265,392	$293,929
Loss from discontinued operations	—	1,848
Income from continuing operations	265,392	295,777

Adjustments to reconcile income from continuing operations to net cash flows provided by operating activities:
Depreciation and depletion	180,830	71,959
Deferred income taxes	(19,138)	85,703
Gain on investment in Western Coal Corp.	(20,553)	—
Other	29,098	(12,553)

Decrease (increase) in current assets, net of effect of business acquisitions:
Receivables	30,655	(91,783)
Inventories	(1,560)	12,580
Other current assets	19,496	12,839
Increase in current liabilities, net of effect of business acquisitions:
Accounts payable	24,645	14,966
Accrued expenses and other current liabilities	764	33,584
Cash flows provided by operating activities	509,629	423,072

INVESTING ACTIVITIES
Additions to property, plant and equipment	(293,377)	(80,230)
Acquisition of Western Coal Corp., net of cash acquired	(2,432,693)	—
Acquisition of HighMount Exploration & Production Alabama, LLC.	—	(209,964)
Proceeds from the sales of investments	27,325	—
Other	814	(4,105)
Cash flows used in investing activities	(2,697,931)	(294,299)

FINANCING ACTIVITIES
Proceeds from issuance of debt	2,350,000	—
Borrowings under revolving credit agreement	41,461	—
Repayments on revolving credit agreement	(41,461)	—
Retirements of debt	(165,024)	(19,711)
Dividends paid	(22,236)	(18,654)
Purchases of stock under stock repurchase program	—	(65,438)
Debt issuance costs	(80,027)	—
Other	(1,197)	30,043
Cash flows provided by (used in) financing activities	2,081,516	(73,760)
Cash flows provided by (used in) continuing operations	(106,786)	55,013

CASH FLOWS FROM DISCONTINUED OPERATIONS
Cash flows used in operating activities	—	(6,146)
Cash flows provided by investing activities	—	3,453
Cash flows provided by (used in) financing activities	—	—
Cash flows used in discontinued operations	—	(2,693)

EFFECT OF FOREIGN EXCHANGE RATES ON CASH	(2,013)	—

Net increase (decrease) in cash and cash equivalents	$(108,799)	$52,320

Cash and cash equivalents at beginning of period	$293,410	$165,279
Add: Cash and cash equivalents of discontinued operations at beginning of period	535	1,254
Net increase (decrease) in cash and cash equivalents	(108,799)	52,320
Less: Cash and cash equivalents of discontinued operations at end of period	—	434
Cash and cash equivalents at end of period	$185,146	$218,419

(1) Includes the results of Western Coal Corp. since the April 1, 2011 acquisition date.

WALTER ENERGY, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Unaudited

RECONCILIATION OF EBITDA TO AMOUNTS REPORTED UNDER US GAAP:

	For the three months ended		For the nine months ended
	September 30,		September 30,
($ in thousands)	2011	2010	2011	2010

Net income	$76,221	$136,215	$265,392	$293,929
Add interest expense	27,642	4,179	63,245	13,120
Less interest income	(40)	(175)	(356)	(633)
Add income tax expense	31,684	66,811	105,145	141,063
Add depreciation and depletion expense	63,046	25,905	180,830	71,959
Add loss from discontinued operations	—	757	—	1,848
Earnings from continuing operations before interest, income taxes, and depreciation and depletion (EBITDA) (1)	$198,553	$233,692	$614,256	$521,286

(1)

EBITDA is defined as earnings from continuing operations before interest expense, interest income, income taxes, and depreciation and depletion expense. EBITDA is a financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe that EBITDA is a useful measure as some investors and analysts use EBITDA to compare us against other companies and to help analyze our ability to satisfy principal and interest obligations and capital expenditure needs. EBITDA may not be comparable to similarly titled measures used by other entities.